UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 15, 2024, WiSA Technologies, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). Set forth below are the proposals that were voted on at the Special Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Special Meeting. These proposals are described in further detail in the Definitive Proxy Statement filed by the Company with the U.S. Securities and Exchange Commission on February 15, 2024 (the “Proxy Statement”).

As of the close of business on February 13, 2024, the record date for the Special Meeting, there were an aggregate of 58,296,545 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued, outstanding and entitled to vote. Stockholders holding an aggregate of 33,647,051 shares of Common Stock were present at the Special Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 –  The proposal to amend the Company’s certificate of incorporation (the “Certificate of Incorporation”) to authorize the Company’s board of the directors (the “Board”) to increase the Company’s share capital stock from 220,000,000 shares to 320,000,000 shares, of which 300,000,000 shares shall be Common Stock, was approved by the Company’s stockholders at the Special Meeting. The final voting results were as follows:

For	Against	Abstain
24,266,573	3,497,426	108,889

There were 5,774,163 broker non-votes for Proposal 1.

Proposal 2 – The proposal to amend the Certificate of Incorporation to authorize the Board to effect a reverse stock split of all outstanding shares of Common Stock, by a ratio in the range of one-for-five to one-for-one hundred and fifty, to be determined in the Board’s sole discretion, was approved by the Company’s stockholders at the Special Meeting. The final voting results were as follows:

For	Against	Abstain
28,051,938	5,488,074	107,039

Proposal 4 – The issuance of 20% or more of the Company’s outstanding shares of Common Stock upon exercise of the common stock purchase warrants, issued to certain holders (“Holders”) of the Company’s Series B Convertible Preferred Stock purchase warrants issued on October 17, 2023, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), was approved by the Company’s stockholders at the Special Meeting. The final voting results were as follows:

For	Against	Abstain
8,431,549	2,981,423	233,059

There were 7,507,620 broker non-votes for Proposal 4.

Proposal 5 – The issuance of 20% or more of the Company’s outstanding shares of Common Stock upon exercise of the common stock purchase warrants, dated January 23, 2024, issued to the Holders by the Company pursuant to certain securities purchase agreements, dated as of January 22, 2024, by and between the Company and each Holder, for the purposes of Nasdaq Rule 5635(d), was approved by the Company’s stockholders at the Special Meeting. The final voting results were as follows:

For	Against	Abstain
8,394,637	3,002,112	249,282

There were 7,507,620 broker non-votes for Proposal 5.

Proposal 6 – The amendment to the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”) to increase the annual share limit of Common Stock that may be issued only for the 2024 fiscal year under the LTIP from 8% of the shares of Common Stock outstanding to 15% of the shares of Common Stock outstanding, was approved by the Company’s stockholders at the Special Meeting. The final voting results were as follows:

For	Against	Abstain
22,996,367	3,073,275	69,789

There were 7,507,620 broker non-votes for Proposal 6.

The Special Meeting was adjourned with respect to Proposal 3 only, the proposal to amend the Company’s Certificate of Incorporation to permit the Board to amend the by-laws of the Company, in order to solicit additional proxies on this proposal only. The Special Meeting will reconvene with respect to this proposal at 1:00 p.m. PST on Friday, March 29, 2024 at the Company’s office at 15269 NW Greenbrier Pkwy, Beaverton, Oregon 97006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
Name: Brett Moyer Title: Chief Executive Officer